                                                                      EXHIBIT 12

                             Berkshire Hathaway Inc.
      Statement Regarding Calculation of Ratio of Consolidated Earnings to
                           Consolidated Fixed Charges
                              (Dollars in millions)

                                                               Nine Months Ended                Years Ended December 31,
                                                               ------------------  ------------------------------------------------
                                                               September 30, 2003   2002       2001       2000       1999     1998
                                                               ------------------  -------    -------    -------    ------   ------
Net earnings                                                         $ 5,765       $ 4,286    $   795    $ 3,328    $1,557   $2,830
  Income tax expense                                                   2,649         2,060        590      1,997       852    1,457
  Minority interests in earnings                                          53            14         53        241        41       27
  Equity in earnings of MidAmerican Energy Holdings Company             (330)         (360)      (134)       (85)        -        -
  Fixed charges *                                                        444           837      1,069        986       773      163
                                                                     -------       -------    -------    -------    ------   ------
Earnings available for fixed charges                                 $ 8,581       $ 6,837    $ 2,373    $ 6,467    $3,223   $4,477
                                                                     =======       =======    =======    =======    ======   ======

Realized investment gains, pre-tax, included in
  earnings available for fixed charges                               $ 2,848       $   918    $ 1,488    $ 4,499    $1,247   $2,584
                                                                     =======       =======    =======    =======    ======   ======

Fixed charges *

  Interest on indebtedness (including amortization
    of debt discount and expense)                                    $   354       $   725    $   968    $   916    $  715   $  130
  Rentals representing interest                                           90           112        101         70        58       33
                                                                     -------       -------    -------    -------    ------   ------
                                                                     $   444       $   837    $ 1,069    $   986    $  773   $  163
                                                                     =======       =======    =======    =======    ======   ======


Ratio of earnings to fixed charges *                                   19.33x         8.17x      2.22x      6.56x     4.17x   27.47x
                                                                     =======       =======    =======    =======    ======   ======
Ratio of earnings, excluding realized investment
  gains, to fixed charges *                                            12.91x         7.07x      0.83x      2.00x     2.56x   11.61x
                                                                     =======       =======    =======    =======    ======   ======

-------------

* Includes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:

                                                            Nine Months Ended                Years Ended December 31,
                                                            ------------------  ------------------------------------------------
                                                            September 30, 2003   2002       2001       2000       1999     1998
                                                            ------------------  -------    -------    -------    ------   ------
                                                                 $   242        $   536    $   762    $   774    $  586   $   21

Excluding fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:

                                                            Nine Months Ended                Years Ended December 31,
                                                            ------------------  ------------------------------------------------
                                                            September 30, 2003   2002       2001       2000       1999     1998
                                                            ------------------  -------    -------    -------    ------   ------
Including realized investment gains                              41.28x         20.93x      5.25x      26.85x    14.10x   31.38x
Excluding realized investment gains                              27.18x         17.88x      0.40x       5.63x     7.43x   13.18x